PROSPECTUS

                            CAPITOL FEDERAL FINANCIAL

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

                                OFFERED UNDER THE
          CAPITAL FEDERAL FINANCIAL 2000 RECOGNITION AND RETENTION PLAN

                            ------------------------

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     This prospectus describes the Capitol Federal Financial 2000 Recognition and Retention Plan. Participation in the Plan is offered, as described in this prospectus, to directors, advisory directors and employees of Capitol Federal Financial and its subsidiaries We sometimes refer to the Capitol Federal Financial 2000 Recognition and Retention Plan as the "Plan" and to Capitol Federal Financial as "Capitol Federal" or the "Company" in this prospectus.

     This prospectus will not be available for reoffers or resales of securities acquired through the Plan by affiliates of Capitol Federal, as defined in Rule 405 under the Securities Act of 1933, as amended.

Capitol Federal's common stock is traded on The Nasdaq National Market under the symbol "CFFN."
                            -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER GOVERNMENTAL AGENCY HAS APPROVED OR DISAPPROVED OF THE CAPITOL FEDERAL COMMON STOCK TO BE ISSUED UNDER THE PLAN OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

     We have not authorized anyone to give any information or make any representation about the Plan or Capitol Federal that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                            -------------------------

                 THE DATE OF THIS PROSPECTUS IS April 24, 2000.

                                TABLE OF CONTENTS


                                                                           Page

CAPITOL FEDERAL FINANCIAL 2000 RECOGNITION AND RETENTION PLAN................1

         General Information.................................................1
         Description of Terms and Conditions.................................1
         Administration of the Plan..........................................1
         Reoffers and Resales................................................1
         Federal Income Tax Consequences.....................................2
         ERISA...............................................................2
         Recent Events.......................................................3


WHERE YOU CAN FIND ADDITIONAL INFORMATION....................................3

         The Registration Statement..........................................3
         Incorporation by Reference..........................................3
         Annual Report to Shareholders.......................................4


ATTACHMENT

         Capitol Federal Financial 2000 Recognition and Retention Plan

          CAPITOL FEDERAL FINANCIAL 2000 RECOGNITION AND RETENTION PLAN

GENERAL INFORMATION

     You should consult with your own legal counsel regarding the tax and securities laws implications of participation in the Plan. Any director, executive officer or beneficial owner of more than 10% of the outstanding shares of Capitol Federal common stock should consider the applicability of Sections
16(a) and 16(b) of the Securities Exchange Act of 1934 to his or her participation in the Plan. For purposes of Section 16, the term executive officer refers to Capitol Federal's president, principal financial officer, or principal accounting officer, any vice president of Capitol Federal in charge of a principal business unit, division or function such as sales, administration or finance, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for Capitol Federal. Officers of Capitol Federal's affiliates, which includes Capitol Federal Savings Bank and Capitol Federal Savings Bank MHC, may be deemed executive officers of Capitol Federal if they perform policy-making functions for Capitol Federal.

DESCRIPTION OF TERMS AND CONDITIONS

     See the attached copy of the Plan for a complete description of its terms and conditions. Participants may obtain additional information about the Plan, by contacting Shareholder Relations, Capitol Federal Financial, 700 Kansas Avenue, Topeka, Kansas 66603; telephone number (785) 270-6055.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Stock Benefit Committee of Capitol Federal's Board of Directors. The present members of the Stock Benefit Committee are Directors B. B. Andersen and Marilyn S. Ward. Members of the Committee serve at the discretion of the Board of Directors and may be removed by the Board at any time.

REOFFERS AND RESALES

     Capitol Federal has registered the shares which you will receive under the Securities Act of 1933, but if you are an "affiliate" of Capitol Federal that registration will not apply to your resale of these shares. The word "affiliate" is defined in Rule 405 of Regulation C under the Securities Act of 1933.

     If you are an "affiliate" of Capitol Federal, you may sell your shares of Capitol Federal common stock by complying with Rule 144 under the Securities Act of 1933. Rule 144 generally requires that certain information concerning Capitol Federal is publicly available, and that sales are made in routine brokerage transactions or through a market maker. Further, each affiliate, or persons acting in concert with such affiliate, may not sell, without registration, in any three-month period, a number of shares which exceeds the greater of (i) 1% of the number of outstanding shares, or (ii) the average weekly reported volume of trading of the shares reported through a national securities exchange or the Nasdaq System during the four weeks preceding the sale.

     If the number of shares sold in reliance upon Rule 144 during any three-month period exceeds 500, or has an aggregate sale price greater than $10,000, a Form 144 must be filed with the SEC in Washington, D.C. One additional copy of the notice must be furnished to the principal exchange on which the shares are traded if admitted for trading on a national securities exchange. The Form 144 must be signed and transmitted for filing at the same time the sale order is placed with the broker or executed with the market maker.

     This discussion of Rule 144 is only a summary, and you should consult the full text of that Rule for a complete statement of its provisions. You should consult with your own counsel about Rule 144 before disposing of your shares.

FEDERAL INCOME TAX CONSEQUENCES

     Under federal income tax laws as in effect as of the date of this prospectus, awards under the Plan will have the following federal income tax consequences:

(1) The grant of stock pursuant to the Plan will not, by itself, result in the recognition of taxable income to the participant or entitle Capitol Federal to a deduction at the time of grant.

(2) Holders of shares of stock granted pursuant to the Plan will generally recognize ordinary income on the date that such shares are no longer subject to a substantial risk of forfeiture (i.e., vest) in an amount equal to the fair market value of the shares on that date. In lieu of recognizing ordinary income on the date that such shares are no longer subject to a substantial risk of forfeiture, the holder of such shares may generally elect under Section 83(b) of the Internal Revenue Code to include in his or her gross income, for the taxable year in which the shares are awarded, the fair market value of such shares on the date of grant of such shares. Provided that Capitol Federal meets its federal tax withholding obligations, Capitol Federal will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder.

     The foregoing discussion of certain relevant federal income tax consequences is a summary only, and reference is made to the Internal Revenue Code and the regulations promulgated thereunder for a complete statement of all relevant federal tax provisions. IT IS RECOMMENDED THAT EACH PARTICIPANT CONSULT HIS OR HER OWN TAX ADVISER BEFORE DISPOSING OF ANY SHARES ACQUIRED PURSUANT TO THE PLAN WITH RESPECT TO THE TAX CONSEQUENCES OF HIS OR HER INDIVIDUAL SITUATION, INCLUDING HIS OR HER TAX BASIS FOR ANY SHARES ACQUIRED, AND BEFORE MAKING AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE.
Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should consult with their own attorneys or tax advisers regarding those tax consequences.

ERISA

     The Plan is not subject to the Employee Retirement Income Security Act of 1974.

RECENT EVENTS

     There have been no material changes in Capitol Federal's affairs which have occurred since the end of the latest fiscal year for which certified financial statements are included in the annual report incorporated by reference herein and which have not been described in a Current Report on Form 8-K or Quarterly Report on Form 10-Q timely filed with the SEC.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

THE REGISTRATION STATEMENT

     Capitol Federal has filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution to Plan participants of the shares of Capitol Federal common stock to be issued under the Plan. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Capitol Federal and Capitol Federal common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     In addition, Capitol Federal files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read this information at the following locations of the SEC:


      Public Reference Room                     New York Regional Office
      450 Fifth Street, N.W.                      7 World Trade Center
            Room 1024                                  Suite 1300
      Washington, D.C. 20549                      New York, N.Y. 10048

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Capitol Federal, who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information regarding Capitol Federal into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that other information included directly in this document supersedes.

     This prospectus incorporates by reference the documents listed below that Capitol Federal has previously filed with the SEC. Our SEC file number is 000-25391. They contain important information about Capitol Federal and its financial condition.


1. Capitol Federal's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;
2. Capitol Federal's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999; and
3. The description of the common stock, par value $0.01 per share, of Capitol Federal set forth under "Description of Capital Stock of Capitol Federal Financial," "Our Policy Regarding Dividends," "Capitol Federal Savings Bank MHC Intends to Waive Any Dividends From Capitol Federal Financial" and "Market for Common Stock" contained in Capitol Federal's prospectus dated February 11, 1999, and incorporated in Capitol Federal's registration statement on Form 8-A filed February 12, 1999 (and any amendments or reports filed for the purpose of updating the description).

     Capitol Federal incorporates by reference additional documents it may file with the SEC between the date of this prospectus and the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. These documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Capitol Federal or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from Capitol Federal without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Capitol Federal at the following address:


                            Capitol Federal Financial
                                700 Kansas Avenue
                              Topeka, Kansas 66603
                                 (785) 270-6055

     All information appearing in this prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated by reference.

ANNUAL REPORT TO SHAREHOLDERS

     A copy of Capitol Federal's most recent Annual Report to Shareholders has been or will be delivered to each participant in the Plan. An additional copy of Capitol Federal's most recent Annual Report to Shareholders may be obtained by any participant by contacting Shareholder Relations, Capitol Federal Financial, 700 Kansas Avenue, Topeka, Kansas 66603; telephone number (785) 270-6055.

                                   ATTACHMENT

                            CAPITOL FEDERAL FINANCIAL

                       2000 RECOGNITION AND RETENTION PLAN


     1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors and employees of the Corporation and its Affiliates.

     2. DEFINITIONS. The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of Restricted Stock, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Corporation" -- means Capitol Federal Financial, a federally-chartered corporation, and any successor thereto.

     "Participant" -- means any director, advisory director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this Capitol Federal Financial Recognition and Retention Plan.

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, advisory director or employee of the Corporation or any Affiliate. Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

     3. ADMINISTRATION. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.  SHARES  SUBJECT TO PLAN.  Subject to  adjustment  by the  operation  of
Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,512,287 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

     5. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

          (a) At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction. Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraph (b) of this Section 5 and Section 6 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends with respect to the Restricted Stock.

               The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                    The  transferability  of this  certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Capitol Federal Financial 2000 Recognition and Retention Plan. Copies of such Plan are on file in the office of the Secretary of Capitol Federal Financial, 700 S. Kansas Avenue, Topeka, Kansas 66603.

          (c) At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

          (d) Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph
          (b) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5.

     6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate(s) or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(b) hereof.

     7. EFFECT OF CHANGE IN CONTROL. Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a "change in control": (i) any third person, other than Capitol Federal Savings Bank MHC, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. Notwithstanding the above, no Award which has previously been forfeited shall become vested.

     8. ASSIGNMENTS AND TRANSFERS. During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution or pursuant to a "domestic relations order," as defined in
Section 414(p)(1)(B) of the Code.

     9. EMPLOYEE RIGHTS UNDER THE PLAN. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     10. DELIVERY AND REGISTRATION OF STOCK. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     11. WITHHOLDING TAX. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

     12. AMENDMENT OR TERMINATION.

     (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

     (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     13. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of fifteen years thereafter unless sooner terminated under Section 12 hereof.